Copart, Inc.

For Immediate Release

Copart Reports Second Quarter Fiscal 2014 Financial Results

Dallas, Texas. (February 25, 2014) — Copart, Inc. (NASDAQ: CPRT) today reported financial results for the quarter ended January 31, 2014.

For the three months ended January 31, 2014, revenue, operating income and net income were $286.4 million, $71.5 million and $45.3 million, respectively.  These represent increases in revenue of $20.2 million, or 7.6%; in operating income of $8.7 million, or 13.9%; and in net income of $5.7 million, or 14.4%, respectively, from the same quarter last year.  Fully diluted earnings per share for the three months were $0.35 compared to $0.31 last year, an increase of 12.9%.

For the six months ended January 31, 2014, revenue, operating income and net income were $566.3 million, $136.4 million and $86.8 million, respectively.  These represent an increase in revenue of $61.3 million, or 12.1%; a decrease in operating income of $0.7 million, or 0.5%; and an increase in net income of $1.3 million, or 1.5%, respectively, from the same quarter last year.  Fully diluted earnings per share for the six months were $0.66 for both periods.

Included in the financial results for the most recent quarter are the severance, relocation and lease termination costs of $4.5 million associated with the integration of the QCSA acquisition, which we closed on May 30, 2013, and the relocation of the technology department from Fairfield, California to Dallas, Texas. We expect severance and lease termination costs to continue into our fourth quarter of this fiscal year.

On Wednesday, February 26, 2014, at 11 a.m. Eastern time, Copart will conduct a conference call to discuss the results for the quarter. The call will be webcast live at http://64.202.98.81/conferenceamerica.  A replay of the call will be available through April 27, 2014 by calling (877) 919-4059.  Use confirmation code #91488337.

About Copart

Copart, founded in 1982, provides vehicle sellers with a full range of remarketing services to process and sell salvage and clean title vehicles to dealers, dismantlers, rebuilders, exporters and, in some states, to end users.  Copart remarkets the vehicles through Internet sales utilizing its VB3 technology.  Copart sells vehicles on behalf of insurance companies, banks, finance companies, fleet operators, dealers, car dealerships and others, as well as cars sourced from the general public. The company currently operates in the United States and Canada (www.copart.com), the United Kingdom (www.copart.co.uk), Brazil (www.copart.com.br), Germany (www.copart.de), the United Arab Emirates (www.copart.ae) and Spain (www.autoresiduos.com). Copart links sellers to more than 750,000 members in over 140 countries worldwide through our online multi-channel platform.  For more information, or to become a member, visit www.copart.com.

Copart, Inc. ~ 14185 Dallas Parkway, Suite 300, Dallas, Texas 75254 ~ (972) 391-5000

Copart, Inc.

Cautionary Note About Forward-Looking Statements

This press release contains forward-looking statements within the meaning of federal securities laws, and these forward-looking statements are subject to substantial risks and uncertainties. These forward-looking statements are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected or implied by our statements and comments. For a more complete discussion of the risks that could affect our business, please review the “Management's Discussion and Analysis” and the other risks identified in Copart’s latest Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, as filed with the Securities and Exchange Commission. We encourage investors to review these disclosures carefully. We do not undertake to update any forward-looking statement that may be made from time to time on our behalf.

Contact:

Cindy Cross, Assistant to the Chief Financial Officer

         (707) 646-2123

         cynthia.cross@copart.com

Copart, Inc. ~ 14185 Dallas Parkway, Suite 300, Dallas, Texas 75254 ~ (972) 391-5000

Copart, Inc.

Consolidated Statements of Income

(in thousands, except per share data)

(Unaudited)

	Three months ended January 31,		Six months ended January 31,
	2014	2013	2014	2013
Service revenues and vehicle sales:
Service revenues	$235,732	$216,920	$462,095	$412,099
Vehicle sales	50,702	49,265	104,222	92,952
Total service revenues and vehicle sales	$286,434	$266,185	$566,317	$505,051
Operating costs and expenses:
Yard operations	121,786	116,501	237,647	204,522
Cost of vehicle sales	43,642	42,204	89,733	78,515
Yard depreciation and amortization	9,460	10,663	19,555	19,761
Gross margin	111,546	96,817	219,382	202,253
General and administrative	36,447	30,098	74,914	57,436
General and administrative depreciation and amortization	3,615	3,949	8,025	7,690
Total operating expenses	214,950	203,415	429,874	367,924
Operating income	71,484	62,770	136,443	137,127
Other income (expense):
Interest expense, net	(2,066)	(2,397)	(4,203)	(4,873)
Other income	1,170	744	2,593	451
Total other expense	(896)	(1,653)	(1,610)	(4,422)
Income before income taxes	70,588	61,117	134,833	132,705
Income taxes	25,243	21,477	48,066	47,220
Net income	$45,345	$39,640	$86,767	$85,485
Earnings per share-basic
Basic net income per share	$0.36	$0.32	$0.69	$0.69

Weighted average common shares outstanding	125,550	124,709	125,505	124,505

Earnings per share-diluted
Diluted net income per share	$0.35	$0.31	$0.66	$0.66
Diluted weighted average common shares outstanding	131,087	129,520	130,751	128,997

Copart, Inc. ~ 14185 Dallas Parkway, Suite 300, Dallas, Texas 75254 ~ (972) 391-5000

Copart, Inc.

Consolidated Balance Sheets

(in thousands)

(Unaudited)

	January 31, 2014	July 31, 2013
ASSETS

Current assets:
Cash and cash equivalents	$46,199	$63,631
Accounts receivable, net	222,104	182,714
Vehicle pooling costs and inventories	33,597	31,202
Income taxes receivable	5,628	9,416
Deferred income taxes	3,829	2,216
Prepaid expenses and other assets	20,069	15,344
Assets held for sale	1,503	1,929
Total current assets	332,929	306,452
Property and equipment, net	707,379	677,517
Intangibles, net	19,709	17,706
Goodwill	291,227	267,463
Deferred income taxes	30,654	30,117
Other assets	56,595	35,226
Total assets	$1,438,493	$1,334,481

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$154,871	$136,648
Bank overdraft	17,034	16,291
Deferred revenue	5,179	4,832
Income taxes payable	5,539	4,741
Current portion of long-term debt and capital lease obligations	77,028	76,047
Total current liabilities	259,651	238,559
Deferred income taxes	7,461	8,071
Income taxes payable	24,165	23,091
Long-term debt and capital lease obligations	261,182	296,410
Other liabilities	5,310	5,949
Total liabilities	557,769	572,080
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.0001 par value – 5,000,000 shares authorized; no shares issued and outstanding at January 31, 2014 and July 31, 2013 respectively	—	—
Common stock, $0.0001 par value – 180,000,000 shares authorized; 125,860,010 and 125,494,995 shares issued and outstanding at January 31, 2014 and July 31, 2013, respectively	13	13
Additional paid-in capital	384,947	368,769
Accumulated other comprehensive loss	(31,718)	(47,161)
Retained earnings	527,482	440,780
Total stockholders’ equity	880,724	762,401
Total liabilities and stockholders’ equity	$1,438,493	$1,334,481

Copart, Inc. ~ 14185 Dallas Parkway, Suite 300, Dallas, Texas 75254 ~ (972) 391-5000

Copart, Inc.

Consolidated Statements of Cash Flows

(in thousands)

(Unaudited)

	Three Months Ended January 31,
	2014	2013
Cash flows from operating activities:
Net income	$86,767	$85,485
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	27,580	27,451
Allowance for doubtful accounts	884	184
Stock-based compensation	10,639	9,920
Excess tax benefits from stock-based compensation	(1,171)	(5,293)
Gain on sale of property and equipment	(1,743)	(183)
Deferred income taxes	(5,982)	(6,986)
Changes in operating assets and liabilities, net of effects from acquisitions:
Accounts receivable	(38,928)	(58,315)
Vehicle pooling costs and inventories	(1,718)	(6,860)
Prepaid expenses and other current assets	(4,266)	(3,529)
Other assets	(12,602)	(7,014)
Accounts payable and accrued liabilities	7,724	17,845
Deferred revenue	347	(28)
Income taxes receivable	4,799	(4,776)
Income taxes payable	1,494	4,918
Other liabilities	1,967	271
Net cash provided by operating activities	75,791	53,090

Cash flows from investing activities:
Purchases of property and equipment including acquisitions	(65,996)	(116,925)
Proceeds from sale of property and assets held for sale	2,576	1,851
Net cash used in investing activities	(63,420)	(115,074)

Cash flows from financing activities:
Proceeds from the exercise of stock options	4,550	16,358
Excess tax benefit from stock-based payment compensation	1,171	5,293
Proceeds from the issuance of Employee Stock Purchase Plan shares	1,115	951
Change in bank overdraft	743	—
Principal payments on long-term debt	(37,500)	(37,505)
Repurchases of common stock	(80)	(14,512)
Net cash used in financing activities	(30,001)	(29,415)

Effect of foreign currency translation	198	797

Net decrease in cash and cash equivalents	(17,432)	(90,602)

Cash and cash equivalents at beginning of period	63,631	140,112
Cash and cash equivalents at end of period	$46,199	$49,510

Supplemental disclosure of cash flow information:
Interest paid	$4,495	$5,220
Income taxes paid	$47,891	$55,874

Copart, Inc. ~ 14185 Dallas Parkway, Suite 300, Dallas, Texas 75254 ~ (972) 391-5000